Exhibit 99.1

Media Contact:	Investor Relations Contact:

Renee Brotherton / Josh Gross	Alex Bauer

renee.brotherton@trinet.com	investorrelations@trinet.com

josh.gross@trinet.com	(510) 875-7201

(408) 646-5103 / (347) 432-8300

TriNet Group, Inc. Commences a Modified Dutch Auction Tender Offer to Repurchase up to $250 Million of its Common Stock

Dublin, CA (November 7, 2022) — TriNet Group, Inc. (NYSE: TNET) (“TriNet” or the “Company”) announced today that it has commenced a modified “Dutch auction” tender offer (the “Tender Offer”) to purchase for cash up to $250 million in value of its common stock (the “Common Stock”) at a price per share not less than $63.00 and not greater than $72.00, less any applicable withholding taxes and without interest, using available cash on hand. On November 4, 2022, the closing price of the Common Stock was $61.75 per share. The Tender Offer will expire at 12 midnight, New York City time, at the end of the day on December 6, 2022, unless extended or terminated.

Assuming that the conditions to the Tender Offer are satisfied or waived and the Tender Offer is fully subscribed, if the purchase price per share is $63.00, the Company would purchase 3,968,253 shares and if the purchase price per share is $72.00, the Company would purchase 3,472,222 shares, representing approximately 6.4% and 5.6%, respectively, of the Company’s outstanding Common Stock as of November 3, 2022. If shares having an aggregate purchase price of more than $250 million are tendered in the tender offer and not properly withdrawn, the Company reserves the right to accept for purchase pursuant to the tender offer up to an additional 2% of its outstanding shares without extending the expiration date. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares or to change the per share purchase price range subject to applicable legal and regulatory requirements. Any shares tendered may be withdrawn prior to expiration of the Tender Offer. Stockholders that do not wish to participate in the Tender Offer do not need to take any action.

A modified “Dutch auction” tender offer allows stockholders to indicate how many shares of Common Stock and at what price within the range described above they wish to tender their shares. Based on the number of shares tendered and the prices specified by the tendering stockholders, the Company will determine the lowest per-share price that will enable it to acquire up to $250 million in value of Common Stock. All shares accepted in the Tender Offer will be purchased at the same price even if tendered at a lower price.

To tender shares of Common Stock, stockholders must follow the instructions described in the “Offer to Purchase” and the “Letter of Transmittal” that the Company is filing with the U.S. Securities and Exchange Commission (the “SEC”). These documents contain important information about the terms and conditions of the Tender Offer.

The Tender Offer will not be contingent upon any minimum number of shares being tendered or any financing conditions. The Tender Offer will, however, be subject to other conditions, which are disclosed in the Offer to Purchase. The Company’s Board of Directors (the “Board”) believes the modified “Dutch auction” tender offer is a mechanism that affords all stockholders with the opportunity to tender all or a portion of their shares, and also affords stockholders the option not to participate and, thereby, to increase their relative percentage interest in the Company. In addition, our Board believes the Tender Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their shares, with less potential disruption to the share price and the usual transaction costs inherent in open market purchases and sales.

The Board has authorized the Tender Offer. However, none of the Company, the Board, the dealer managers, the information agent, the depositary or any of their respective affiliates are making any recommendation to stockholders as to whether to tender or refrain from tendering their shares in the Tender Offer or as to the price at which stockholders may choose to tender their shares. No person is authorized to make any such recommendation. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase. In doing so, stockholders should carefully read the information in, or incorporated by reference in, the Offer to Purchase and the Letter of Transmittal (as they may be amended or supplemented), including the purposes and effects of the Tender Offer. Stockholders are urged to discuss their decisions with their own tax advisors, financial advisors and/or brokers.

BofA Securities, Inc. and Truist Securities, Inc. are acting as dealer managers for the Tender Offer. The information agent for the Tender Offer is D.F. King & Co., Inc., and the depositary is Computershare Trust Company, N.A.. The Offer to Purchase, the Letter of Transmittal and related documents will be mailed to registered holders. Beneficial holders will receive the Offer to Purchase and a communication from their bank, broker or custodian. For questions and information, please call the information agent toll-free at (888) 542-7446.

Certain Information Regarding the Tender Offer

The information in this press release describing the Tender Offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Common Stock in the Tender Offer. The Tender Offer is being made only pursuant to the Offer to Purchase and the related materials that the Company is filing with the SEC, and will distribute to its stockholders, as they may be amended or supplemented. Stockholders should read the Offer to Purchase and related materials carefully and in their entirety because they contain important information, including the terms and conditions of the Tender Offer. Stockholders of the Company may obtain a free copy of the Tender Offer statement on Schedule TO, the Offer to Purchase and other documents that the Company is filing with the SEC from the SEC’s website at www.sec.gov. Stockholders also will be able to obtain a copy of these documents, without charge, from D.F. King & Co., Inc., the information agent for the Tender Offer, toll free at (888) 542-7446 or BofA Securities, Inc. toll free at (888) 803-9655, or Truist Securities, Inc. toll free at (855) 382-6151. Stockholders are urged to carefully read all of these materials prior to making any decision with respect to the Tender Offer. Stockholders and investors who have questions or need assistance may call D.F. King & Co., Inc.

About TriNet

TriNet provides small and medium-size businesses (SMBs) with full-service HR solutions tailored by industry. To free SMBs from HR complexities, TriNet offers access to human capital expertise, benefits, risk mitigation and compliance, payroll, all enabled by industry leading technology capabilities. TriNet's suite of products also includes services and software-based solutions to help streamline workflows by connecting HR, Benefits, Employee Engagement, Payroll and Time & Attendance. From Main Street to Wall Street, TriNet empowers SMBs to focus on what matters most—growing their business and enabling their people. TriNet, incredible starts here. TriNet’s Common Stock is listed on the New York Stock Exchange under the symbol “TNET.”

FORWARD-LOOKING STATEMENTS

This press release contains statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements, including statements concerning such things as TriNet’s ability to complete the Tender Offer. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “guidance,” “hope,” “impact,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.

Further information on risks that could affect our results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet’s Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.